EXHIBIT 5.4
                                                                     -----------



                               [GRAPHIC OMITTED]
                     MCDANIEL & ASSOCIATES CONSULTANTS LTD.
                        Oil & Gas Reservoir Evaluations






September 16, 2004



TO:      UNITED STATES SECURITIES AND EXCHANGE COMMISSION



RE:      ENCANA CORPORATION ("ENCANA") - REGISTRATION STATEMENT ON FORM F-9



We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2003, in the registration statement on Form F-9 of EnCana (File No. 333-118737).

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.



/s/ P.A. Welch
------------------------
P.A. Welch, P. Eng.
Executive Vice President

Calgary, Alberta




 Suite 2200, Bow Valley Square 3, 255-5th Avenue S.W., Calgary, Alberta T2P 3G6
      Tel: (403) 262-5506   Fax: (403) 233-2744   Email: mcdaniel@mcdan.com
                             Website: www.mcdan.com